                                                                       EXHIBIT 3

              EXHIBIT 3 - SCHEDULE OF SALE AND PURCHASE AGREEMENTS


         Island International Investment Limited Partnership ("Island International") entered into a total of 28 Sale and Purchase Agreements with various stockholders of the Issuer, including the agreement with J.P. Morgan Securities Ltd. which is included as Exhibit 2 to this Report. Set forth below is a list of the other Sale and Purchase Agreements with a description of the material details in which such documents differ from the agreement included as
Exhibit 2.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Deutsche Bank AG London pursuant to which Island International acquired 5,259,829 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and JO Hambro Capital Management Limited pursuant to which Island International acquired 5,868,472 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and M&G Investment Management Limited pursuant to which Island International acquired 4,945,183 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Aberdeen Asset Managers Limited pursuant to which Island International acquired 990,032 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Mizuho International Plc pursuant to which Island International acquired 2,691,011 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Invesco Asset Management Limited (as manager of Invesco Perpetual European High Yield Fund) pursuant to which Island International acquired 340,012 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Invesco Asset Management Limited (as manager of Invesco Perpetual Monthly Income Plus Fund) pursuant to which Island International acquired 2,340,088 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and DWS Investment S.A. pursuant to which Island International acquired 320,019 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Stichting Eurostar I CDO pursuant to which Island International acquired 1,200,044 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Stichting Eurostar II CDO pursuant to which Island International acquired 800,029 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Mellon HBV Alternative Investment Strategies LLC pursuant to which Island International acquired 1,481,034 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec Sterling High Income Bond Fund pursuant to which Island International acquired 200,207 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec Monthly High Income Fund pursuant to which Island International acquired 147,005 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec Sterling High Yield Bond Fund pursuant to which Island International acquired 82,002 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec US Dollar High Income Bond Fund pursuant to which Island International acquired 98,003 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec High Income Trust pursuant to which Island International acquired 78,002 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec European High Income Bond Fund pursuant to which Island International acquired 204,007 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec Global High Income Bond Fund pursuant to which Island International acquired 212,008 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Investec European Growth & Inc Trust pursuant to which Island International acquired 302,810 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Dunross & Co. AB pursuant to which Island International acquired 1,246,721 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Credit Suisse Bond Fund Management Company acting on behalf of CS Bond Fund (Lux) High Yield Euro pursuant to which Island International acquired 90,000 Ordinary Shares.

     o Sale and Purchase Agreement dated October 10, 2003 between Island International and Credit Suisse Anlagestiftung on behalf of CSA Obligationen High Yield EUR pursuant to which Island International acquired 30,000 Ordinary Shares.

     o Sale and Purchase Agreement dated October 6, 2003 between Island International and Deutsche Bank AG London pursuant to which Island International acquired 10 Ordinary Shares. This agreement does not contain express representations or warranties or closing conditions, and the agreement is governed by German law.

     o Sale and Purchase Agreement dated October 15, 2003 between Island International and Close Brothers Corporate Finance Limited pursuant to which Island International acquired 296,534 Ordinary Shares. This agreement does not contain any conditions precedent as to the effectiveness of the agreement, and has more limited termination rights.

     o Sale and Purchase Agreement dated October 20, 2003 between Island International and Quantum Partners LDC pursuant to which Island International acquired 500,000 Ordinary Shares. This agreement does not contain any conditions precedent as to the effectiveness of the agreement, and has more limited termination rights.

     o Sale and Purchase Agreement dated October 24, 2003 between Island International and Aberdeen Preferred Income Trust Plc (in administrative receivership) pursuant to which Island International acquired 170,005 Ordinary Shares. This agreement does not contain any conditions precedent as to the effectiveness of the agreement, and has more limited termination rights.

     o Sale and Purchase Agreement dated October 24, 2003 between Island International and The Technology & Income Trust Plc pursuant to which Island International acquired 1,000,037 Ordinary Shares. This agreement does not contain any conditions precedent as to the effectiveness of the agreement, and has more limited termination rights.